Akers Biosciences Appoints Dr. Raza Bokhari as Non-executive Director

THOROFARE, N.J., Nov. 12, 2015 (GLOBE NEWSWIRE) -- Akers Biosciences, Inc. (NASDAQ:AKER) (AIM:AKR.L), (the “Company”), a medical device company focused on reducing the cost of healthcare through faster, easier diagnostics, is pleased to announce the appointment of Raza Bokhari M.D. as a Non-executive Director of the Company.

Dr. Bokhari has significant experience of working with life science and healthcare services companies in the US. He currently serves as the Managing Partner of RBx Capital LP, a private equity fund in formation focused on investing in all segments of the US laboratory testing market. Dr. Bokhari is also Chairman and CEO of Parkway Clinical Laboratories, a College of American Pathologists accredited national CLIA-certified clinical reference laboratory performing diagnostic testing procedures.

In 2001, Dr. Bokhari acquired Lakewood Pathology Associates. During his term as President and CEO, until 2007, Lakewood Pathology Associates grew revenues ten times, expanded its client base to 25 states and created over 100 new jobs in the South Jersey region. It was sold in 2006 to Chicago-based private equity fund, Water Street Healthcare Partners, and received a $50 million equity commitment.

Dr. Bokhari has a Doctor of Medicine degree from the University of Punjab, Rawalpindi Medical College, Pakistan, and an Executive MBA from The Fox School of Business at Temple University, PA, where he now serves as Chairman of the Executive Advisory Committee. Dr. Bokhari is frequently retained as a consultant for due diligence by private equity and venture capital funds focused on investing in life science, biotechnology and healthcare services companies.

“Dr. Bokhari is a very highly respected individual within the US healthcare business community,” said Raymond F. Akers, Jr. PhD, Co-founder and Executive Chairman. “We are delighted to welcome him to the board of Akers Bio. His expertise, particularly in the fields of laboratory testing and health and wellness diagnostics - a growing area of importance for Akers Bio - will be invaluable as we continue to accelerate the commercialization of the Company’s rapid diagnostic assays,” added Dr. Akers.

About Akers Biosciences, Inc.

Akers Biosciences develops, manufactures, and supplies rapid screening and testing products designed to deliver quicker and more cost-effective healthcare information to healthcare providers and consumers. The Company has advanced the science of diagnostics while responding to major shifts in healthcare through the development of several proprietary platform technologies. The Company’s state-of-the-art rapid diagnostic assays can be performed virtually anywhere in minutes when time is of the essence. The Company has aligned with major healthcare companies and high volume medical product distributors to maximize product offerings, and to be a major worldwide competitor in diagnostics.

Additional information on the Company and its products can be found at www.akersbio.com. Follow us on Twitter @AkersBio.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Akers Biosciences, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

CONTACT: For more information:

Akers Biosciences, Inc.

Raymond F. Akers, Jr. PhD

Executive Chairman of the Board

Tel. +1 856 848 8698

Taglich Brothers, Inc. (Investor Relations)

Chris Schreiber

Tel. +1 917 445 6207

cs@taglichbrothers.com

finnCap (UK Nominated Adviser and Broker)

Adrian Hargrave / Scott Mathieson (Corporate Finance)

Steve Norcross (Broking)

Tel. +44 (0)20 7220 0500

Vigo Communications (Public Relations)

Ben Simons / Fiona Henson

Tel. +44 (0)20 7016 9570

akers@vigocomms.com